EXHIBIT 4.1




CUSIP No:  65687M 20 3                                       Unit No: 1
ISIN No:  US65687M2035

                                                       SEE REVERSE FOR CERTAIN
                                                             DEFINITIONS

                     NORTH AMERICAN INSURANCE LEADERS, INC.
                     --------------------------------------
              Incorporated under the Laws of the State of Delaware

               UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

                  THIS CERTIFIES THAT CEDE & CO. (or its registered assigns) is the owner of TWELVE MILLION FIVE HUNDRED THOUSAND (12,500,000) unit(s) (each, a "Unit" and collectively, the "Units"). Each Unit consists of one (1) fully paid and nonassessable share, par value $0.0001 per share, of the common stock ("Share") of NORTH AMERICAN INSURANCE LEADERS, INC. (hereinafter and on the reverse hereof called the "Corporation"), and one (1) warrant to purchase one
(1) Share of the Corporation for a purchase price of $6.00 per Share ("Warrant"). The Share(s) and the Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until (x) five days after the earlier to occur of the expiration or termination of the underwriter's option to purchase additional Units to cover over-allotments or the exercise in full of such option and (y) the Corporation has filed with the Securities and Exchange Commission a Current Report on Form 8-K that includes an audited balance sheet reflecting the Corporation's receipt and disposition of the gross proceeds of the Corporation's initial public offering. The terms of the Warrant(s) are governed by a Warrant Agreement, dated as of March [o], 2006 between the Corporation and Mellon Investor Services LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Each Warrant will become exercisable on the later of (i) the Corporation's completion of its initial Business Combination (as defined in the Warrant Agreement) or (ii) March [o], 2007, and will expire unless exercised before 5:00 P.M., New York time, on March [o], 2010, or earlier upon redemption. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 480 Washington Blvd., Jersey City, NJ 07310, and are available to any Warrant holder on written request and without cost. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this _____ day of March 2006.

                                     (SEAL)
Countersigned and Registered:                     ------------------------------
Transfer Agent and Registrar                      Scott A. Levine
                                                  Chairman of the Board

By:
     ------------------------------               ------------------------------
      Authorized Signatory                        William R. de Jonge
                                                  President

                                IMPORTANT NOTICE
                                ----------------

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the units represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors, to all of which the holder of this certificate by acceptance hereof assents.

                                ----------------

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - as tenants in common          UNIF GIFT MIN ACT ___________     Custodian _______________
TEN ENT - as tenants by the entireties                    (Custodian)               (Minor)
TEN ENT - as joint tenants with right                      Under Uniform Gifts to Minors Act of
          of survivorship and not as
          tenants in common                                ________________________________________
                                                           (State)
                            Additional abbreviations may also be used though not in the above list.




FOR VALUE RECEIVED, _______________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO __________________________________________________________________________,
     (Please print or typewrite name and address, including zip code, and social security number of assignee)

____________________________ (_______) Unit(s) of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ______________

attorney to transfer the said Unit(s) on the books of the Corporation, with full power of substitution in the premises.

Dated:
       ------------------                  -------------------------------------
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           Certificate in every particular,
                                           without alteration or enlargement, or
                                           any change whatever.

Signature(s) Guaranteed:


--------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).